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EXHIBIT 10.23

Confidential treatment has been requested for potions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

BREW™ PUBLISHER AGREEMENT

Execution Copy

This BREW Publisher Agreement (the "Agreement"), effective as of this 12th day of November, 2001, (the "Effective Date") is made by and between QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM") with offices at 5775 Morehouse Drive, San Diego, CA 92121, and JAMDAT Mobile Inc., a Delaware corporation ("Publisher"), with offices at 3415 South Sepulveda Blvd., Suite 500, Los Angeles, CA 90034.

RECITALS

        WHEREAS, QUALCOMM has developed and is continuing to develop its Binary Runtime Environment for Wireless™ (BREW) technology, to enable, among other things, the use of BREW software applications on wireless devices which utilize CDMA application-specific circuits;

        WHEREAS, Publisher is in the business of developing and having developed certain wireless software applications;

        WHEREAS, Publisher desires to develop Brew Applications (as defined below) and to use the QUALCOMM Distribution System to distribute such BREW Applications to certain wireless telecommunications carriers for use by end users, subject to all of the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

AGREEMENT

        1.     Scope of Agreement.

          1.1   BREW Applications. The parties agree that the terms of this Agreement apply to and govern all software applications developed using the BREW software developer kit (the "BREW SDK™") that are submitted to QUALCOMM by Publisher as provided in this Agreement (each a "BREW Application").

          1.2   The BREW Catalog. Subject to the terms of this Agreement, QUALCOMM will include Publisher's BREW Applications in QUALCOMM's online BREW catalog (the "BREW Catalog") for downloading by those wireless telecommunication carriers that have been selected by Publisher in its sole discretion and that have entered into a BREW Carrier Agreement with QUALCOMM ("Carriers"). Carriers have the discretion to select which BREW Applications they may download from the BREW Catalog to their Carrier catalog (the "Carrier Catalog"). QUALCOMM makes no representations or warranties to Publisher regarding the number of Carriers that will download BREW Applications provided by Publisher or the duration of such downloads.

          1.3   Carrier Guidelines. Publisher acknowledges that certain Carriers might require Publisher to agree to a separate set of terms and conditions (the "Carrier Guidelines") if Publisher makes its BREW Applications available to such Carrier. The most current Carrier Guidelines in effect are posted on QUALCOMM's Developer Extranet. Such Carrier Guidelines are between Publisher and the Carrier and do not replace, amend or modify the terms in this Agreement between Publisher and QUALCOMM.

          1.4   BREW Developer List. Notwithstanding any confidentiality agreement, Publisher agrees that QUALCOMM may include Publisher's name, logo and other information about Publisher in QUALCOMM's BREW developer list to identify Publisher as a developer or publisher of BREW Applications, including, without limitation, the BREW developers list on QUALCOMM's BREW web site. QUALCOMM's use of Publisher's logo or trademarks shall be in accordance with Publisher's applicable trademark usage guidelines, as provided by Publisher to QUALCOMM in writing from time to time during the term of this Agreement. Except as expressly provided herein, QUALCOMM shall not otherwise use any Publisher logo or trademark without Publisher's prior consent.

          1.5   BREW Extensions. If Publisher develops BREW Extensions (as defined below), then Publisher will be required to enter into a separate agreement with QUALCOMM governing such BREW Extensions and the fees due QUALCOMM for such BREW Extensions. A "BREW Extension" is software (i) that is written with the BREW software developer kit (the "BREW SDK"), (ii) that is required for the operation of an executable software application, and (iii) that has no user interface (e.g., Java Virtual Machines, visual basic run-time, image or other media player libraries). If software written with the BREW SDK would otherwise meet the definition of a BREW Extension but for the fact that such software has a user interface, then Publisher acknowledges and agrees that such software must be submitted to QUALCOMM for Compatibility Certification (as defined below) twice, once as a separate and unique BREW Application (without the ability to be called by an executable software application), and once as a separate and unique BREW Extension (without a user interface). QUALCOMM will have the sole right to determine whether software is a BREW Extension, in accordance with the criteria set forth in subsections (i) through (iii) above.

          1.6   BREW Support Software. By agreeing to the terms in this Agreement, Publisher may download additional BREW support software tools and related documentation, including, without limitation, the following software tools and documentation and such other software tools and documentation as QUALCOMM makes available from time to time, if any (collectively, the "BREW Support Software").

BREW Support Software Title	Purpose
BREW AppSigner application	To digitally sign and notarize BREW Applications using a Class 3 Certificate and Personal Trust Agent obtained from VeriSign, Inc. (or such other third party service provider designated by QUALCOMM)
User Guide for BREW AppSigner	To provide instruction and supporting documentation AppSigner for the BREW application
BREW AppLoader application	To transfer BREW compatible applications to a wireless device from a Personal Computer
User Guide for BREW AppLoader	To provide instruction and supporting documentation for the BREW AppLoader application
The Grinder™	To test BREW Applications under various scenarios on the handset and PC, working in conjunction with the BREW SDK.

Publisher agrees that the BREW Support Software will be "Software" for purposes of the BREW SDK License Agreement and that Publisher's use of the BREW Support Software is subject to the terms, conditions, restrictions and licenses set forth in the BREW SDK License Agreement. Publisher agrees that it may use the BREW Support Software only for its intended purposes as identified by QUALCOMM and not for any other purpose. Publisher acknowledges and agrees that it is required to obtain a Class 3 Certificate and a Personal Trust Agent ("PTA") from VeriSign, Inc. (or such other third party service provide designated by QUALCOMM) in order to utilize the BREW Support Software. No representations or warranties are made to Publisher by QUALCOMM regarding the Class 3 Certificate or the PTA.

        2.     Certification of BREW Applications. Prior to QUALCOMM including a BREW Application in the BREW Catalog, the BREW Application must pass the TRUE BREW™ compatibility certification testing ("Compatibility Certification") unless otherwise provided in the applicable Carrier Guidelines. Except as otherwise expressly agreed by QUALCOMM, Publisher agrees that it is responsible for paying the applicable fees due QUALCOMM or its service provider for such testing. Each time Publisher submits a BREW Application to QUALCOMM, Publisher agrees to submit to QUALCOMM the materials and information required for Compatibility Certification. A modified version of a BREW Application will constitute a separate BREW Application. Subject to the terms of this paragraph, (including the payment of the applicable fees), Publisher may resubmit a conforming version of a BREW Application that did not initially pass the Compatibility Certification. BREW Applications submitted for Compatibility Certification will be stored on and will reside on QUALCOMM's servers for testing by QUALCOMM. QUALCOMM may use the BREW Application (i) to test the BREW Application for compliance with the Compatibility Certification, (ii) to refine and improve the Compatibility Certification testing and process, and (iii) to enhance the BREW SDK and the BREW API provided to wireless device manufacturers (provided, however, that QUALCOMM will not use any portion of a BREW Application's object code in the BREW SDK). Publisher agrees that QUALCOMM may provide the detailed results of the Compatibility Certification testing for a BREW Application to those Carriers selected by Publisher who request such test information, and to such Carrier's wireless device manufacturers. QUALCOMM makes no representations or warranties to Publisher regarding the Compatibility Certification or BREW Applications which pass the Compatibility Certification.

        3.     Licenses.

          3.1   License to QUALCOMM. Publisher hereby grants to QUALCOMM, a world-wide, assignable, non-exclusive license (with the right to sublicense) (i) to reproduce and test each BREW Application to confirm it passes the Compatibility Certification, (ii) to reproduce each BREW Application in the BREW Catalog for distribution by Publisher to Carriers, (iii) to reproduce the end-user BREW Application documentation in the BREW Catalog and otherwise on QUALCOMM's web site, (iv) to make available copies of each such BREW Application and BREW Application documentation to Carriers designated by Publisher, and (v) to demonstrate each BREW Application to Carriers, wireless device manufacturers and others. With respect to each BREW Application, the foregoing license shall commence on the date the BREW Application is submitted by Publisher to QUALCOMM and will terminate thirty (30) days after the date Publisher sends written notice of termination to QUALCOMM.

          3.2   License Restrictions. Except to the extent permitted under this Agreement or by applicable law, QUALCOMM agrees it (i) will not modify, reverse assemble, reverse compile or reverse engineer a BREW Application, and (ii) will not remove, efface or obscure any copyright notices, logos or other proprietary notices or legends included in a BREW Application or the BREW Application documentation. Notwithstanding the foregoing, QUALCOMM may use one or more of the BREW Support Software tools to test and evaluate each BREW Application.

          3.3   License to Carriers. Except as otherwise required by a Carrier or as set forth in the applicable Carrier Guidelines, QUALCOMM agrees to include in its agreements with each Carrier terms substantially in the form of the Carrier License Agreement included in the BREW Pricing Terms (the "Carrier License Agreement"). References in the Carrier License Agreement to "Developer" shall be deemed to be references to Publisher, and references to the BREW Developer Agreement shall be deemed to be references to this BREW Publisher Agreement. Publisher agrees that, unless otherwise agreed between Publisher and a Carrier, the terms in the Carrier License Agreement shall govern the relationship between each Carrier and Publisher. Publisher acknowledges that QUALCOMM's agreement with certain Carriers will not include the Carrier License Agreement (if so stated in the Developer Extranet or the Carrier Guidelines) and that it is Publisher's responsibility to enter into an agreement with each such Carrier regarding the terms of Publisher's relationship with such Carriers. Publisher further acknowledges that the form of Carrier License Agreement may change from time to time. QUALCOMM makes no representation or warranty that the terms in the Carrier License Agreement will be enforceable in all countries where Carriers are located. Publisher further acknowledges that Publisher, and not QUALCOMM, is licensing the BREW Applications to the Carriers.

          3.4   License to End Users. Except as otherwise required by a Carrier or as set forth in the applicable Carrier Guidelines, QUALCOMM agrees to include in its agreements with each Carrier an obligation for the Carrier to obtain from each end user that downloads a BREW Application from the applicable Carrier Catalog such end user's agreement to the terms of an agreement substantially in the form of the BREW End User License Agreement included in the BREW Pricing Terms. References in the BREW End User License Agreement to the "Developer" shall be deemed to be references to Publisher. Publisher agrees that, unless otherwise agreed between Publisher and a Carrier, the terms in the BREW End Users License Agreement shall govern the relationship between each end user subscriber and Publisher. Publisher acknowledges that QUALCOMM's agreement with certain Carriers will not include the End User License Agreement (if so stated in the Developer Extranet or the Carrier Guidelines) and that it is Publisher's responsibility to enter into an agreement with each such Carrier regarding an End User License Agreement. Publisher further acknowledges that (i) the form of End User License Agreement may change from time to time, and (ii) Carriers may be required to translate the End User License Agreement into the local language where the Carrier is providing services. QUALCOMM makes no representation or warranty that the terms in the End User License Agreement will be enforceable in all countries where Carriers or end users are located.

          3.5   License from Extension Developers. Except as otherwise required by the developer of a BREW Extension or mutually agreed between Publisher and the developer of a BREW Extension, Publisher agrees that the terms in the Extension License Agreement included in the BREW Pricing Terms (the "Extension License Agreement") governs the relationship between each BREW Extension developer and Publisher. Publisher acknowledges that QUALCOMM may change the Extension License Agreement from time to time in connection with changes to the BREW Pricing Terms. QUALCOMM makes no representation or warranty that the terms in the Extension License Agreement will be enforceable in all countries. Publisher further acknowledges that Publisher is licensing BREW Extensions directly from the developer of the BREW Extension and not from QUALCOMM.

          3.6   Limited Right to Use BREW Logo. Subject to the terms in this Agreement, QUALCOMM hereby grants to Publisher a non-exclusive, non-transferable, limited license (without the right to sublicense), to reproduce, use and display the BREW logo in the form provided by QUALCOMM (the "BREW Logo") solely on Publisher's web site and in Publisher's promotional materials for its BREW Applications. This license may be terminated by QUALCOMM at any time upon written notice to Publisher. Publisher's use of the BREW Logo shall be in accordance with applicable trademark law and QUALCOMM's guidelines located at URL: https://brewx.qua1comm.com/developer/extranet/marketing/mktgsupport.jsp as may be amended by QUALCOMM from time to time. Publisher agrees not to use any other trademark or service mark in proximity to the BREW Logo or combine the BREW Logo with other marks so as to create a composite mark. Publisher agrees that whenever the BREW Logo is used, such use (i) shall clearly indicate QUALCOMM as the trademark owner, and (ii) will include the appropriate "TM", or R inside a circle, as specified by QUALCOMM. Publisher understands and agrees that use of the BREW Logo shall not create any right, title, or interest, in or to the BREW Logo, and that all such uses and all goodwill associated with the BREW Logo will inure to the benefit of QUALCOMM. Publisher agrees to supply QUALCOMM with specimens of use of the BREW Logo upon request. Should QUALCOMM notify Publisher that the use of the BREW Logo does not conform to the standards set by QUALCOMM, Publisher shall bring such use into conformance and shall provide to QUALCOMM a specimen of such conforming use. Publisher shall not, during or after the term of this Agreement, register the BREW Logo, or any trademark or services mark substantially similar to a BREW Logo in any country or jurisdiction. No license is granted in this Agreement to any other QUALCOMM trademark or service mark, including without limitation, the trademark "QUALCOMM."

        4.     Removal of BREW Applications.

          4.1   Removal of BREW Applications from the BREW Catalog by Publisher. Subject to applicable law, QUALCOMM will use commercially reasonable efforts to remove a BREW Application from the BREW Catalog within thirty (30) days after receipt of written notice from Publisher requesting such removal. Publisher acknowledges that any such removal from the BREW Catalog does not terminate the rights or licenses of end users who obtained such BREW Application from a Carrier prior to the date of removal.

          4.2   Removal of BREW Applications from the Carrier Catalog. Publisher acknowledges that each Carrier may, unless Publisher and a Carrier otherwise agree, remove a BREW Application from the Carrier Catalog in the Carrier's discretion. Publisher agrees that Publisher's right to request the removal of a BREW Application from the Carrier Catalog will be subject to the terms of the agreement between Publisher and Carrier.

          4.3   QUALCOMM's Removal of a BREW Application from the BREW Catalog. QUALCOMM has the right, upon reasonable cause, (i) to refuse to include a BREW Application in the BREW Catalog, and (ii) to immediately remove any BREW Application from the BREW Catalog and the Carrier Catalogs and prevent any further downloading of such BREW Application by a Carrier. For purposes of the foregoing, "reasonable cause" includes, without limitation, QUALCOMM's determination that (a) a BREW Application (1) disrupts or has the potential to disrupt any services offered by QUALCOMM or any third party; (2) violates any right, including any intellectual property right, of QUALCOMM or any third party; (3) violates any applicable law or governmental regulation; (4) violates any term of this Agreement; or (5) subjects QUALCOMM to any actual or potential harm or other liability, or (b) Publisher has not paid amounts owed to QUALCOMM as provided in this Agreement. Publisher acknowledges that any such removal does not terminate the rights or licenses of end users who obtained such BREW Application from a Carrier prior to the date of removal. QUALCOMM agrees to provide notice to Publisher if a BREW Application has been removed from the BREW Catalog by QUALCOMM.

          4.4   Access to BREW on BREW Devices. Publisher acknowledges and agrees that QUALCOMM reserves the right to prevent the operation of any software written with the BREW SDK that is required for the operation of executable software applications, unless such executable software applications are BREW certified and digitally signed by QUALCOMM, such executable software applications being BREW Applications for purposes of the payment of the fees due

  QUALCOMM under this Agreement. For example but without limitation, QUALCOMM may prevent the operation of a video player that has been written with the BREW SDK and passed Compatibility Certification, where such player is called, accessed, or required for the operation of a game that has not been digitally signed by QUALCOMM. In addition, Publisher acknowledges and agrees that software applications which use, access or otherwise make calls, directly or indirectly, to the BREW API embedded in a wireless device (each a "BREW Device"), in order to initiate a communication and/or exchange of information outside of such BREW Device, will only operate if the owner of such BREW Device subscribes to receive wireless services from a Carrier that has entered into a BREW Carrier Agreement with QUALCOMM.

        5.     Pricing and Payment.

          5.1   BREW Pricing Terms. The parties agree that the pricing terms (the "BREW Pricing Terms"), the current version of which are attached as Exhibit A, shall apply to each BREW Application submitted by Publisher under this Agreement. Publisher agrees that QUALCOMM may update and amend the BREW Pricing Terms from time to time, upon not less than thirty (30) days prior written notice to Publisher. Such updates or amendments shall be posted on the BREW Developer Extranet at URL https:/Ibrewx.qualcomm.com/developer/extranetloperations/appmgmt.jsp (or such other URL as QUALCOMM may provide to Publisher from time to time). Subject to Publisher's receipt of such notice, Publisher agrees that it is bound by all such updates and amendments from the date the update or amendment is made. If Publisher does not want to be bound by such updates and amendments, Publisher may terminate this Agreement by written notice to QUALCOMM. All references in the BREW Pricing Terms to "Developer" shall mean "Publisher" and all references in the BREW Pricing Terms to the "BREW Developer Agreement" shall mean this BREW Publisher Agreement.

          5.2   Setting the Developer Application Price or DAP. The pricing template on the BREW Developer Extranet will enable Publisher to set Publisher's application price for the BREW Application (the "DAP"). The DAP must be in U.S. Dollars or such other currency specified by QUALCOMM. Publisher may change the DAP for each BREW Application as provided in the pricing templates.

          5.3   Payments to Publisher.

            (a)   Percentage of the DAP. Unless otherwise provided in this Agreement, the BREW Pricing Terms or as otherwise mutually agreed between Publisher and QUALCOMM in writing, QUALCOMM agrees to pay to Publisher on behalf of the Carrier the percentage of the DAP set forth in the BREW Pricing Terms for the applicable Carrier for each BREW Application that is downloaded by a subscriber of such Carrier. Notwithstanding the foregoing, if a Carrier is required under local law or otherwise to withhold taxes or other amounts from payments due QUALCOMM for BREW Applications, then the amount payable by QUALCOMM to Publisher will be equal to the percentage of the DAP set forth in the BREW Pricing Terms for the applicable Carrier multiplied by the net amount of the DAP actually received by QUALCOMM from the Carrier. In addition, amounts owed to Publisher will be adjusted to reflect amounts that Carriers are unable to collect from end users and other adjustments or credits given back to Carriers or end users, including, without limitation any billing reconciliation. Publisher acknowledges that if a foreign Carrier pays QUALCOMM in a currency other than U.S. dollars for BREW Applications downloaded by such Carrier's subscribers, as required by applicable law or otherwise, then the amount payable by QUALCOMM to Publisher will be equal to the percentage of the DAP set forth in the BREW Pricing Terms for the applicable Carrier multiplied by the dollar value of the amount of the DAP actually received by QUALCOMM from the Carrier after converting such amounts from the foreign currency into U.S. dollars.

            (b)   Audit. Each party shall be entitled, upon at least fifteen (15) business days prior written request, to have an independent certified public accountant reasonably acceptable to the other party, audit such other party's books and records which pertain to payments made hereunder. Such audits shall be at the auditing party's expense and may occur no more often than once per calendar year. Audits shall be conducted during normal business hours and shall be arranged so as not to interfere with a party's business activities.

            (c)   Timing of Payment. Unless otherwise provided in this Agreement or the BREW Pricing Terms, payment of amounts owed to Publisher under Section 5.3(a) above will be made within thirty (30) days after the end of each calendar month in which QUALCOMM receives payment from a Carrier for BREW Applications developed by Publisher. Notwithstanding the foregoing, if the amount owed to Publisher for a calendar month is less than ten dollars ($10.00), then QUALCOMM may, in its discretion, wait to make such payment until such time as the total amount owed to Publisher is greater than ten dollars ($10.00).

            (d)   Sole Compensation. The foregoing amount will be the sole amount of compensation due to Publisher from QUALCOMM in connection with BREW Applications developed or submitted by Publisher.

            (e)   Payments Due to QUALCOMM. Publisher agrees to pay to QUALCOMM the fees set forth in the BREW Pricing Terms for certain applications submitted by Publisher (e.g., the minimum payments referenced in the BREW Pricing Terms for BREW Applications which have a DAP less than a specified amount or which are pre-loaded onto BREW Devices). Publisher acknowledges that QUALCOMM may change the amount of such fees from time to time in connection with changes to the BREW Pricing Terms. For the avoidance of doubt, Publisher will owe no fees to QUALCOMM for software applications installed on a BREW Device that do not access, either directly or indirectly, the BREW API as embedded in the BREW Device.

            (f)    Payments for BREW Extensions. If a BREW Application submitted by Publisher requires the use of a BREW Extension, then Publisher agrees that certain payments will be due by Publisher to the developer of the BREW Extension, as described in the BREW Pricing Terms.

          5.4   Payment Terms and Offsets.

            (a)   Payment Terms. Publisher agrees that QUALCOMM may, on a monthly basis, invoice Publisher for the fees and amounts due QUALCOMM, and Publisher agrees to pay each such invoice within thirty (30) days after receipt.

            (b)   Offset for Amounts Owed to Publisher. Publisher agrees that QUALCOMM may, in lieu of invoicing Publisher for amounts due QUALCOMM under this Agreement, reduce the amount QUALCOMM owes to Publisher as provided in this Agreement.

          5.5   Carrier Price for BREW Applications. Publisher acknowledges that each Carrier that downloads a BREW Application from the BREW Catalog will be able to set the prices it charges to its end users for such BREW Application, regardless of the DAP set by Publisher in the pricing template.

          5.6   Costs and Expenses. Publisher agrees that Publisher is solely responsible for all costs and expenses incurred by Publisher in connection with this Agreement and the development of BREW Applications.

          5.7   Taxes. All taxes of any nature that are attributable to payments due to Publisher under this Agreement, except taxes imposed on QUALCOMM's net income, shall be borne by Publisher.

  Publisher and QUALCOMM agree to cooperate to minimize withholding taxes, income and value added taxes and any other taxes that may be imposed on payments due under this Agreement. Such cooperation will include, when applicable, the provision of foreign tax credit receipts to Publisher for foreign taxes withheld. Publisher understands that a foreign tax credit receipt may not always be available, and therefore, cannot be provided to Publisher in all situations. If Publisher is in a position to claim a foreign tax credit and no receipts are available, QUALCOMM shall work with Publisher to develop and provide secondary forms of evidence to support Publisher's claim. Payments made to QUALCOMM under this Agreement shall be made without deduction for any and all taxes. If Publisher is required by applicable law to withhold on such payments, Publisher shall promptly provide to QUALCOMM the related foreign tax credit receipt.

        6.     Support for BREW Applications. For so long as a BREW Application submitted by Publisher is included in the BREW Catalog and for a period of at least sixty (60) days after a BREW Application is removed from the BREW Catalog, Publisher agrees to provide e-mail and telephone support to QUALCOMM, and to each Carrier that downloads that BREW Application to its Carrier Catalog, all as more particularly described in the Carrier Guidelines.

        7.     BREW Developer Alliance Program. QUALCOMM offers developers and publishers of BREW Applications its BREW Developer Alliance Program (the "Program") as the Program is described on QUALCOMM's web site. Unless otherwise requested by Publisher, QUALCOMM agrees to provide to Publisher the support described in the "ELITE" version of the Program, subject to Publisher's payment of the applicable fees, as more particularly described in Exhibit B.

        8.     Relationship with Carriers and End Users. PUBLISHER AGREES THAT (I) QUALCOMM IS NOT PURCHASING AND IS NOT A LICENSEE FOR USE OF THE BREW APPLICATIONS SUBMITTED BY PUBLISHER, (II) EACH CARRIER AND END USER THAT DOWNLOADS A BREW APPLICATION SUBMITTED BY PUBLISHER IS THE PURCHASER OR LICENSEE FOR USE OF SUCH BREW APPLICATION; AND (III) QUALCOMM SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO ANY USE OF OR THE FAILURE TO USE ANY BREW APPLICATION BY ANY CARRIER OR ANY END USER.

        9.     Ownership. Subject to the licenses granted by Publisher in this Agreement, the Carrier License Agreement and the End User License Agreement, Publisher and/or Publisher's licensors is (are) and will remain the owner(s) of all right, title and interest in and to each BREW Application submitted by Publisher, including all copyrights and other intellectual property rights therein.

        10.   Protection of BREW System.

          10.1 Covenant Not to Assert. Publisher will not, and will use its best efforts to cause its Affiliates (as defined below) and licensors not to, assert any claims or rights, by commencing, or causing to be commenced, any action or proceeding that alleges infringement by QUALCOMM or any BREW Licensees (as defined below) under any Publisher BREW Patents (as defined below) based in whole or in part on the use, making, having made, offering for sale, selling, importing, reproducing, modifying, distributing, displaying, performing, providing or otherwise transferring BREW Products (as defined below). This covenant will be binding on all successors in interest to, all transferees or assignees of and any exclusive licensee of any Publisher BREW Patents, or any rights granted in any Publisher BREW Patents. Publisher agrees to inform all such successors in interest, transferees, assignees or licensees of such covenant and to obtain their written consent to be bound by such covenant. Publisher does not by this covenant waive its right to assert any claim against any BREW Licensee for using any of Publisher's intellectual property, other than any Publisher BREW Patents. Any BREW Licensee that has agreed with QUALCOMM to the same or a similar covenant will be regarded as an intended third party beneficiary of this covenant with the right to enforce this covenant.

          10.2 Special Definitions.

            (a)   The term "Affiliate" means (i) any corporation or other legal entity that owns, directly or indirectly more than 50% of the shares, equity interest or other securities of an entity entitled to vote for election of directors (or other managing authority) or (ii) any corporation or other legal entity 50% or more of whose shares, equity interest or other securities entitled to vote for election of directors (or other managing authority) is owned or controlled by an entity, either directly or indirectly.

            (b)   The term "BREW Licensee" means any Carrier, Carrier subscriber, wireless device manufacturer or its customers, or BREW developer who has agreed to a covenant the same as or substantially similar to the terms of the covenant set forth above, and each of their Affiliates.

            (c)   The term "BREW Product" means any BREW related product, software or service provided by QUALCOMM to BREW Licensees that (i) incorporates any QUALCOMM intellectual property rights licensed to a BREW Licensee, and (ii) if used, made, offered for sale, sold, imported, reproduced, modified, distributed, displayed, performed, provided or otherwise transferred, would infringe any Publisher BREW Patent, in whole or in part. BREW Products include, without limitation, the BREW SDK, the downloading of software applications from a server to wireless devices, the billing of end users for such applications, and the other elements and components of BREW and the BREW system.

            (d)   The term "Publisher BREW Patents" mean all patents issued prior to or during the term of this Agreement throughout the world (i) based on any invention or discovery made or otherwise acquired by Publisher prior to or during the term of this Agreement or based on any patent application filed prior to or during the term of this Agreement, (ii) owned or controlled by Publisher prior to or during the term of this Agreement in the sense of having the right to transfer or grant licenses or sublicenses thereunder, and (iii) which are useful, in whole or in part, to use, make, have made, offer for sale, sell, import, reproduce, modify, distribute, display, perform, provide or otherwise transfer BREW Products.

        11.   Representations and Warranties.

          11.1 No Viruses.

            (a)   Publisher represents and warrants to QUALCOMM that each BREW Application as submitted by Publisher will be free from (a) viruses, worms, trojan horses, or other code that might disrupt, disable, harm, erase memory, or otherwise impede the operation, features, or functionality of any software, firmware, hardware, wireless device, computer system or network, (b) traps, time bombs, or other code that would disable any software or the BREW Application based on the elapsing of a period of time, advancement to a particular date or other numeral, and (c) code that would permit Publisher or any third party to access the BREW Application to cause disablement or impairment. This warranty shall not apply to the extent that such BREW Application, as submitted by Publisher, is thereafter modified by a party other than Publisher, or otherwise without Publisher's consent. Publisher acknowledges that Compatibility Certification and digital signature by QUALCOMM shall not constitute modification of a BREW Application.

            (b)   QUALCOMM represents and warrants to Publisher that, notwithstanding the warranty provisions in the BREW SDK License Agreement, the BREW SDK and BREW Support Software, as provided to Publisher pursuant to such BREW SDK License Agreement, are free from (a) viruses, worms, trojan horses, or other code that might disrupt, disable, harm, erase memory, or otherwise impede the operation, features, or functionality of any software, firmware, hardware, wireless device, computer system or network, and (b) traps, time bombs, or other code that would disable the BREW SDK or BREW Support Software based on the elapsing of a period of time, advancement to a particular date or other numeral. This warranty shall not apply to the extent that the BREW SDK or BREW Support Software, as submitted by QUALCOMM, is thereafter modified by a party other than QUALCOMM, or otherwise without QUALCOMM's consent.

          11.2 Further Warranties. Publisher represents and warrants to QUALCOMM that: (i) Publisher is the owner of each BREW Application and/or that Publisher has the legal right and authority to grant the licenses set forth in this Agreement; (ii) the reproduction, use or distribution of BREW Applications submitted by Publisher will not invade, violate or infringe the copyrights, patent rights, trade secrets, trademark or service mark rights, privacy, publicity, or any other rights of any person or entity, and will not constitute a libel or defamation of any third party; (iii) Publisher has obtained all necessary permission and licenses from all copyright holders, if any, in material or code appearing, used or recorded in each BREW Application or BREW Application documentation; and (iv) the BREW Application and BREW Application documentation do not violate any applicable laws or regulations.

          11.3 Authority. Each of Publisher and QUALCOMM represents and warrants to the other party that it has the right to enter into this Agreement. Publisher further represents and warrants that the information Publisher provides to QUALCOMM and its third party service providers during the term of this Agreement is complete and accurate and does not contain any false or misleading statements.

          11.4 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

        12.   Indemnification.

          12.1 Indemnification by Publisher. Publisher hereby agrees to defend, indemnify and hold harmless QUALCOMM, Carriers, wireless device manufacturers and end users, and each of their officers, directors, employees and successors and assigns (each, an "Indemnified Party") against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred or to be incurred by an Indemnified Party (including but not limited to costs of defense, investigation and reasonable attorney and other third party fees and, to the extent permitted by law, fines, penalties and forfeitures in connection with any proceedings against the Indemnified Party) arising out of, resulting from or related to (i) any use, reproduction or distribution of a BREW Application or BREW Application documentation submitted by Publisher which causes an infringement of any patent, copyright, trademark, trade secret, or other property, publicity or privacy rights of any third parties arising in any jurisdiction throughout the world, and/or (ii) a breach of any express warranty or representation of Publisher under this Agreement.

          12.2 Indemnification by QUALCOMM. QUALCOMM hereby agrees to defend, indemnify and hold harmless Publisher, its officers, directors, employees and successors and assigns (each, an "Indemnified Party") against any and all third party claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred or to be incurred by an Indemnified Party (including but not limited to costs of defense, investigation and reasonable attorney and other third party fees and, to the extent permitted by law, fines, penalties and forfeitures in connection with any proceedings against the Indemnified Party) arising out of, resulting from or related to a breach of any express warranty or representation of QUALCOMM under this Agreement.

          12.3 Indemnification Procedure. Publisher or QUALCOMM, as the case may be, agrees to provide the other with written notice of any claim subject to indemnification, allowing the indemnifying party to have control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however that the Indemnified Party may (a) assume control of the defense upon written notice to the indemnified party and (b) participate in the indemnifying party's defense of a claim at its own expense. Any disposition or settlement that imposes any liability on or affects the rights of the Indemnified Party will require the Indemnified Party's written consent. If the Indemnified Party assumes the defense of the claim, the indemnifying party agrees to assist the Indemnified Party. Publisher agrees that except for the obligations in this section, neither Publisher nor QUALCOMM shall have any obligation to defend, indemnify or hold the other harmless from any third party claims related to this Agreement or BREW, including without limitation the BREW SDK.

        13.   Export Compliance. Publisher is responsible for applying for and obtaining all export and import licenses and/or authorizations related to each BREW Application submitted by Publisher, including without limitation all such licenses and authorizations required by the U.S. Department of Commerce, and for completing and returning to QUALCOMM the export questionnaire set forth in the BREW Pricing Terms.

        14.   Non-Exclusivity. The relationship between Publisher and QUALCOMM under this Agreement is non-exclusive. Nothing in this Agreement restricts QUALCOMM's right or ability at any time to: (i) directly or indirectly sell, license, use, promote, market, exploit, develop or otherwise deal in any product, technology, software or service; or (ii) enter into any business arrangement of whatever nature or description, including without limitation arrangements similar to those contemplated in this Agreement, with any third party.

        15.   Non-Disparagement. Each Party agrees that it will not issue any press release or make any statement or announcement to the press, the public or any third party (including without limitation Carriers and wireless device manufacturers) which (i) reflects unfavorably on BREW, the performance of BREW, or BREW Devices, (ii) is false or misleading about the other party, BREW, or BREW Devices, or (iii) is damaging to the reputation of the other party or BREW.

        16.   Liability Limitations. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN ANY MANNER, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHER THEORY, FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, STATUTORY OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND LOSS OF DATA, REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF OR WAS AWARE OF THE POSSIBILITY OR SUCH DAMAGES. IN NO EVENT SHALL THE TOTAL, CUMULATIVE LIABILITY OF ONE PARTY TO THE OTHER PARTY REGARDING ANY AND ALL CLAIMS AND CAUSES OF ACTION, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED TEN MILLION DOLLARS ($10,000,000). THE LIMITATIONS SET FORTH IN THIS PARAGRAPH SHALL BE DEEMED TO APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES SET FORTH IN THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE FOREGOING

LIMITATIONS IN THIS PARAGRAPH ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

        17.   Term and Termination. This Agreement will commence as of the Effective Date and will remain in effect until terminated as provided herein. Either party may terminate this Agreement, with or without cause, upon thirty (30) days prior written notice to the other party. Upon termination of this Agreement, QUALCOMM agrees to remove from the BREW Catalog all BREW Applications submitted by Publisher hereunder. Publisher acknowledges that the termination of this Agreement does not terminate the rights or licenses of end users who obtained BREW Applications from a Carrier prior to the date of termination of this Agreement. Upon any termination or expiration of this Agreement, the provisions related to (i) payments due to either party, (ii) ownership of intellectual property, (iii) the covenant not to assert, (iv) representations and warranties, (v) indemnification, (vi) non-disparagement, (vii) liability limitations, and (viii) general provisions will survive any termination or expiration of this Agreement, and each party shall, within a reasonable time, pay to the other party any amounts that became due prior to termination or expiration. Each party's audit rights shall survive for not more than three (3) months after the effective date of such termination, solely as such rights are needed in relation to amounts owed and unpaid hereunder.

        18.   General.

          18.1 Relationship of Parties. The relationship between Publisher and QUALCOMM created under this Agreement is that of independent contractors and this Agreement shall not establish any relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

          18.2 Notices. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing and must be in English. Notices sent to Publisher by QUALCOMM will be sent to the e-mail address provided by Publisher when Publisher was authenticated. Notices sent to QUALCOMM by Publisher should be sent by registered or certified mail, return receipt requested, to General Counsel QUALCOMM Internet Services, 5775 Morehouse Drive, San Diego, California, 92121. Notice will be effective upon receipt. Each party may change its address for receipt of notices by giving notice of the new address to the other party.

          18.3 Governing Law. This Agreement will be solely and exclusively governed, construed and enforced in accordance with the laws of the State of California, USA, without reference to conflict of laws principles. The United Nations Convention on Contracts for the Sale of International Goods does not apply to this Agreement. This Agreement is prepared and executed in the English language only and any translations of this Agreement into any other language shall have no effect. All proceedings related to this Agreement shall be conducted in the English language.

          18.4 Dispute Resolution. Publisher agrees that any suit, action or proceeding arising from or relating to this Agreement or the BREW SDK License Agreement must be brought, solely and exclusively, in a federal court in the Southern District of California, USA or in state court in San Diego County, California, USA, and each party irrevocably consents to the jurisdiction and venue of any such court in any such suit, action or proceeding.

          18.5 Compliance with Laws. Each party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement.

          18.6 Waiver. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

          18.7 Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

          18.8 Assignment. Neither party may assign this Agreement or any rights or obligations under this Agreement in whole or in part without the prior written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement in whole or in part to an Affiliate (as defined above), provided such Affiliate is not a competitor of the other Party and such Affiliate agrees to be bound by all the terms and conditions of this Agreement. Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties. Publisher may subcontract the development of BREW Applications to its consultants and contractors, provided that, Publisher shall ensure that each such consultant and contractor complies with all the terms and conditions in this Agreement and Publisher will be responsible and liable for any breach of this Agreement by any such consultant or contractor.

          18.9 Publicity. Neither party may publish or otherwise disseminate any news release or other marketing material that references the other party without such other party's prior written consent, provided however, that Publisher may, without such consent, use the press release templates included in the Program to announce that Publisher is a BREW developer, and provided further that QUALCOMM may disclose the name and the nature of its relationship with Publisher hereunder.

          18.10 Force Majeure. Neither party will be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including without limitation acts or omissions of government or military authority, acts of God, shortages of materials, transportation delays, earthquakes, fires, floods, labor disturbances, riots, or wars.

          18.11 Confidentiality. The parties agree that the terms in this Agreement, the terms in the BREW Pricing Terms and any communications from the other party which are designated as confidential or proprietary are the confidential and proprietary information of the other party. The parties further agree that they will not disclose, and will use reasonable efforts to prevent the disclosure of, any such confidential and proprietary information to any third party (other than such party's employees, consultants, accountant and legal advisors who are legally bound by an obligation of confidentiality). This obligation of confidentiality will continue for the longer of (a) five (5) years from the date the confidential information was disclosed or (b) two (2) years after this Agreement terminates. Notwithstanding the foregoing, QUALCOMM may disclose such information to third parties who are not competitors of Publisher and who are contractually bound to maintain the confidentiality of such information (e.g., Carriers and wireless device manufacturers).

          18.12 Entire Agreement and Amendment. This Agreement, the BREW Pricing Terms, as amended by QUALCOMM, and the BREW SDK License Agreement completely and exclusively state the agreement between Publisher and QUALCOMM regarding their subject matter. The BREW Pricing Terms, as amended, are incorporated into this Agreement by this reference. This Agreement supersedes, and its terms govern, all prior or contemporaneous understandings, representations, letters of intent, memoranda of understanding, agreements (other than the BREW SDK License Agreement), or other communications between the parties, oral or written, regarding such subject matter.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

QUALCOMM Incorporated		JAMDAT Mobile Inc.
By:	/s/ GINA LOMBARDI	By:	/s/ SCOTT LAHMAN
Name:	Gina Lombardi	Name:	Scott Lahman
Title:	SR VP	Title:	President, Studios

EXHIBIT A

BREW™ Pricing Terms

        The following sets forth the pricing and payment terms applicable to BREW Applications, unless otherwise agreed between QUALCOMM and Developer in a writing that expressly supercedes these terms. Capitalized terms used in these BREW Pricing Terms shall have the same meaning ascribed to them in the BREW Developer Agreement between QUALCOMM and Developer.

        1.     Developer Application Price or "DAP." The pricing templates on the BREW Developer Extranet will enable Developer to set Developer's application price for each BREW Application (the "DAP"). The DAP must be in U.S. Dollars or such other currency specified by QUALCOMM. Developer may change the DAP for each BREW Application as provided in the pricing templates. For a summary of the pricing templates set forth in the Developer Extranet, please see the Application Pricing Overview set forth at the end of these BREW Pricing Terms.

        2.     Percentage of DAP for each Carrier. The following table sets forth the percentage of the DAP payable to Developer by QUALCOMM on behalf of Carriers for BREW Applications that have a DAP and are submitted to QUALCOMM by Developer using Developer's Extranet account credentials. The percentages in the following table will not change during the term of QUALCOMM's BREW Carrier Agreement with the particular Carrier.

Carrier Name	Developer Percentage of DAP(1)
Verizon Wireless(2)	[* * *]
ALLTEL(2)	[* * *]
Telstra(2)(3)	[* * *]
Vivo (Brazil)(3)	[* * *]
U.S. Cellular	[* * *]
Midwest Wireless	[* * *]
Western Wireless Corporation	[* * *]
MetroPCS Wireless	[* * *]
Telefonica Moviles ("Telefonica Peru")	[* * *]
CODETEL	[* * *]
Puerto Rico Telephone Company, Inc d/b/a Verizon Wireless Puerto Rico	[* * *]
Telemobil S.A.	[* * *]
Pelephone Communications Limited(3)	[* * *]
BellSouth Colombia	[* * *]
BellSouth Panama	[* * *]
BellSouth Guatemala	[* * *]
OTECEL ("BellSouth Ecuador")	[* * *]
BellSouth Comunicaciones ("BellSouth Chile")	[* * *]
BellSouth Peru	[* * *]
Telefonica Celular de Nicaragua ("BellSouth Nicaragua")	[* * *]
PT Mobile-8 Telecom, LLC ("Mobile 8")	[* * *]
Reliance Communications Infrastructure Limited ("Reliance")(3)	[* * *]
Hutchison CAT Wireless Multimedia Limited(3)	[* * *]
  (1)
  These percentages are subject to the provisions in these Pricing Terms regarding taxes and other amounts withheld by Carriers, payments made in a currency other than U.S. Dollars, payments due to BREW Extension developers, and other terms regarding the adjustment of payments.

[* * *]    Certain information on this page has been omitted an filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  (2)
  This Carrier has elected not to use the form of Carrier License Agreement and End User License Agreement contained in these BREW Pricing Terms. Therefore, if Developer elects to make BREW Applications available to this Carrier, Developer should consult the applicable Carrier Guidelines, and if necessary contact the Carrier directly to discuss the terms of a separate agreement between Developer and such Carrier.

  (3)
  This Carrier accepts DAPs only in the local currency of the territory in which the Carrier provides services. Payments due Developer for BREW Applications made available to this Carrier will be converted into U.S. Dollars by QUALCOMM before payment is made to Developer.

3.     Payments to Developer.

        3.1   Percentage of the DAP. Unless otherwise mutually agreed between Developer and QUALCOMM in writing, QUALCOMM agrees to pay to Developer, on behalf of the applicable Carrier, the percentage of the DAP set forth in Section 2 (Percentage of DAP for each Carrier) for each BREW Application that is (i) downloaded by the applicable Carrier's end user subscribers from the Carrier Catalog, or (ii) pre-loaded onto and acknowledged by a BREW Device and for which a "preinstall" pricing template has been completed.

        3.2   Adjustments to Payment. If a Carrier is required under local law or otherwise to withhold taxes or other amounts from payments due QUALCOMM for BREW Applications, then the amount payable by QUALCOMM to Developer will be adjusted to reflect amounts that Carrier withheld. In addition, amounts owed to Developer will be adjusted to reflect (i) amounts that Carriers are unable to collect from end users and other adjustments or credits given back to Carriers or end users, including, without limitation any billing reconciliation and (ii) amounts that Developer owes to QUALCOMM for no-DAP and low-DAP Applications, lab access, purchase or use of BREW Devices or equipment provided by QUALCOMM, fees relating to training, conferences, or other developer programs or benefits, and for similar obligations. Developer acknowledges that if a foreign Carrier pays QUALCOMM in a currency other than U.S. dollars for BREW Applications, as required by applicable law or otherwise, then the amount payable by QUALCOMM or Developer to the other, as applicable, will be adjusted to reflect the conversion of such amounts from the foreign currency into U.S. dollars using the applicable prevailing exchange rate.

        3.3   Timing of Payment. Unless otherwise provided in the BREW Developer Agreement or these BREW Pricing Terms, payment of amounts owed to Developer under this Section 3 (Payments to Developer) will be made within thirty (30) days after the end of each calendar month in which QUALCOMM receives payment from a Carrier for BREW Applications submitted by Developer. Notwithstanding the foregoing, if the amount owed to Developer for a calendar month is less than ten dollars ($10.00), then QUALCOMM may, in its discretion, wait to make such payment until such time as the total amount owed to Developer is greater than ten dollars ($10.00).

        3.4   Fees for BREW Extensions. If a BREW Application submitted by Developer uses, accesses or makes calls to one or more BREW Extensions, Developer agrees to pay the fees for each such BREW Extension as described in the pricing terms for the BREW Extension posted on QUALCOMM's Developer Extranet. Developer agrees that developers of BREW Extensions may update their pricing for BREW Extensions from time to time, and after the effective date of such updated pricing, the updated price shall apply to all applicable BREW Applications that are thereafter submitted for TRUE BREW Testing, or are thereafter re-priced by Developer. Payments to the BREW Extension developers will be made by QUALCOMM on behalf of Developer from amounts otherwise due Developer; provided that QUALCOMM may (i) reduce amounts otherwise owed to Developer to make such payments, and (ii) make such payments to the developer of the BREW Extension in accordance with the terms agreed to by QUALCOMM and such developer. If there are insufficient amounts due

Developer under the BREW Developer Agreement, then QUALCOMM may charge such fees and amounts to Developer as provided herein and Developer agrees to pay such amount. QUALCOMM reserves the right to (i) refuse to include a BREW Application in the BREW Catalog, and/or (ii) immediately remove any BREW Application from the BREW Catalog and the Carrier Catalogs, if the percentage of the DAP owed to Developer is insufficient to cover the applicable fees for each BREW Extension that is to be used, accessed or called by such BREW Application.

        3.5   Taxes. All taxes of any nature that are attributable to payments due with respect to payments for BREW Applications under these BREW Pricing Terms, except taxes imposed on QUALCOMM's net income, shall be borne by Developer. Developer and QUALCOMM agree to cooperate to minimize withholding taxes, income and value added taxes and any other taxes that may be imposed on payments due under these BREW Pricing Terms. Such cooperation will include, when applicable, the provision of foreign tax credit receipts to Developer for foreign taxes withheld. Developer understands that a foreign tax credit receipt may not always be available, and therefore cannot be provided to Developer in all situations. If Developer is in a position to claim a foreign tax credit and no receipts are available, QUALCOMM shall work with Developer to develop and provide secondary forms of evidence to support Developer's claim. Payments made to QUALCOMM under this Agreement shall be made without deduction for any and all taxes. If Developer is required by applicable law to withhold on such payments, Developer shall promptly provide to QUALCOMM the related foreign tax credit receipt.

        3.6   Sole Compensation. The foregoing amount will be the sole amount of compensation due to Developer from QUALCOMM in connection with BREW Applications submitted by Developer. No fees will be due Developer when a Carrier includes a BREW Application in the Carrier Catalog.

        4.     Carrier Price for BREW Applications. Each Carrier will be able to set the prices it charges to its end users for the use of the BREW Applications, regardless of the DAP set by Developer in the pricing template.

        5.     Amounts Due QUALCOMM for Certain BREW Applications. In addition to amounts retained by QUALCOMM under Section 3 of these BREW Pricing Terms, Developer agrees to pay QUALCOMM a fee as set forth in the following tables for Local Applications and Network Applications submitted by Developer that either (i) do not have a DAP or (ii) have a DAP of less than the applicable minimum amount (the "DAP Threshold"). Developer acknowledges that QUALCOMM may from time to time change the amount of this aforementioned fee and/or the thresholds set forth in the tables below. For the avoidance of doubt, Developer will owe no fees to QUALCOMM for software applications installed on a BREW Device that do not access the BREW client software embedded in the BREW Device. For purposes of determining the fees owed by Developer for such low-DAP or no-DAP BREW Applications, the following definitions will apply:

    "Local Application" means a BREW Application or Other Application written by Developer that does not communicate or exchange information outside the BREW Device.

    "Network Application" means a BREW Application or Other Application written by Developer that does communicate or exchange information outside the BREW Device.

    "Other Application" means an executable software application stored on a BREW Device that (i) is not in the BREW Catalog and that requires the use of a BREW Extension, or (ii) uses or accesses, either directly or indirectly, the BREW client software embedded in a BREW Device.

TABLE 1(a): For BREW Applications Distributed by Carriers in Thailand and India

Type of BREW Application	Amount Due QUALCOMM
Local Applications without a DAP or a DAP less than the DAP Threshold.	[* * *], payable each time (i) an end user subscriber downloads the Local Application or (ii) such Application is pre-loaded onto a BREW Device.
"Demonstration" based Network Applications and Local Applications without a DAP or with a DAP of zero.	No low-DAP or zero-DAP fee due QUALCOMM.
"Subscription" based Network Applications without a DAP or with a DAP less than the DAP Threshold per month (e.g., a music player with a per month subscription fee).	[* * *] per month per end user subscriber with such Network Application. Payable monthly until QUALCOMM receives a message from the end user's BREW Device that the subscription has ended.
"Number of Days" based Network Applications without a DAP or with a DAP less than the DAP Threshold per month (prorated) (e.g., a game application that can be played for 60 days).
[* * *] per month (prorated) per end user subscriber with such Network Application. Payable in full each time (i) an end user subscriber downloads the Network Application or (ii) such Application is pre-loaded onto a BREW Device.

"Elapsed Time" based Network Applications without a DAP or with a DAP a less than one tenth (1/10) of the DAP Threshold per minute of use (prorated) (e.g., a game application that can be played for a maximum of 60 minutes).
[* * *] per minute of use (prorated) per end user subscriber with such Network Application. Payable in full each time (i) an end user subscriber downloads the Network Application or (ii) such Application is preloaded onto a BREW Device.

"Number of Uses" based Network Applications without a Threshold for use prorated less than one tenth (1/10) of the DAP (prorated) (e.g., a stock trading application that allows the user to make 3 stock trades).
[* * *] per use (prorated) per end user subscriber with such Network Application. Payable in full each time (i) an end user subscriber downloads the Network Application or (ii) such Application is pre-loaded onto a BREW Device.
"Expiration Date" based Network Applications without a DAP or with a DAP less than the DAP Threshold per month (prorated) (e.g., a game application that expires on a specified date).
[* * *] per month (prorated) per end user subscriber with such Network Application. Payable in full each time (i) an end user subscriber downloads the Network Application or (ii) such Application is pre-loaded onto a BREW Device.

All other Network Applications (other than "Subscription" based Applications) without a DAP or with a DAP less than four (4) times the DAP Threshold (e.g., a global positioning system (GPS) application that allows for unlimited use).
[* * *] per end user subscriber with such Network Application. Such fee will be payable each time (i) an end user subscriber downloads the Application or (ii) such Application is pre-loaded onto a BREW Device.

[* * *]    Certain information on this page has been omitted an filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TABLE 1(b). DAP Thresholds for Low-DAP and No-DAP Applications in Thai and Indian Currencies

Currency	DAP Threshold
[* * *]	[* * *]
[* * *]	[* * *]

[* * *]    Certain information on this page has been omitted an filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table 2(a): For BREW Applications Distributed by Carriers in Rest of World

Type of BREW Application	Amount Due QUALCOMM
Local Applications without a DAP or a DAP less than the DAP Threshold.	[* * *], payable each time (i) an end user subscriber downloads the Local Application or (ii) such Application is pre-loaded onto a BREW Device.
"Demonstration" based Network Applications and Local Applications without a DAP or with a DAP of zero.	No low-DAP or zero-DAP fee due QUALCOMM.
"Subscription" based Network Applications without a DAP or with a DAP less than the DAP Threshold per month (e.g., a music player with a per month subscription fee)	[* * *] per month per end user subscriber with such Network Application. Payable monthly until QUALCOMM receives a message from the end user's BREW Device that the subscription has ended.
"Number of Days" based Network Applications without a DAP or with a DAP less than the DAP Threshold per month (prorated) (e.g., a game application that can be played for 60 days).
[* * *] per month (prorated) per end user subscriber with such Network Application. Payable in full each time (i) an end user subscriber downloads the Network Application or (ii) such Application is pre-loaded onto a BREW Device.

"Elapsed Time" based Network Applications without a DAP or with a DAP less than one tenth (1/10) of the DAP Threshold per minute of use (prorated) (e.g., a game application that can be played for a maximum of 60 minutes).
[* * *] per minute of use (prorated) per end user subscriber with such Network Application. Payable in full each time (i) an end user subscriber downloads the Network Application or (ii) such Application is pre-loaded onto a BREW Device.

"Number of Uses" based Network Applications without a DAP or with a DAP less than one tenth (1/10) of the DAP Threshold per use (prorated) (e.g., a stock trading application that allows the user to make 3 stock trades).
[* * *] per use (prorated) per end user subscriber with such Network Application. Payable in full each time (i) an end user subscriber downloads the Network Application or (ii) such Application is pre-loaded onto a BREW Device.
"Expiration Date" based Network Applications without a DAP or with a DAP less than the DAP Threshold per month (prorated) (e.g., a game application that expires on a specified date).
[* * *] per month (prorated) per end user subscriber with such Network Application. Payable in full each time (i) an end user subscriber downloads the Network Application or (ii) such Application is pre-loaded onto a BREW Device.

All other Network Applications (other than "Subscription" based Applications) without a DAP or with a DAP less than four (4) times the DAP Threshold (e.g., a global positioning system (GPS) application that allows for unlimited use).
[* * *] per end user subscriber with such Network Application. Such fee will be payable each time (i) an end user subscriber downloads the Application or (ii) such Application is pre-loaded onto a BREW Device.

[* * *]    Certain information on this page has been omitted an filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TABLE 2(b). DAP Thresholds for Low-DAP and No-DAP Applications in Currencies for Rest of World

Currency	DAP Threshold
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

6.    Payment Terms and Offsets.

6.1    Payment Terms. Developer agrees that QUALCOMM may, on a monthly basis, invoice Developer for the fees and amounts due QUALCOMM, and Developer agrees to pay each such invoice within thirty (30) days after receipt.

6.2    Offset for Amounts Owed to Developer. Developer agrees that QUALCOMM may, in lieu of invoicing Developer for amounts due QUALCOMM under these BREW Pricing Terms, reduce the amount QUALCOMM owes to Developer as provided in these BREW Pricing Terms.

7.    Additional Revenue Sharing.

7.1    BREW Applications. QUALCOMM reserves the right to collect from Developer and Developer agrees to pay QUALCOMM [* * *] of any revenue or other benefit or consideration Developer or its Affiliates receives from a Carrier, a wireless device manufacturer, an end user or any third party, for the download, pre-load or use of (i) BREW Applications submitted, developed or licensed by Developer and made available to a Carrier, wireless device manufacturer, or any third party, (ii) software applications submitted, developed or licensed by Developer that use, access or call, directly or indirectly, the BREW client software embedded in BREW Devices, including any content that is downloaded, accessed or called by either (i) or (ii) above, and (iii) software applications submitted, developed or licensed by Developer that use, access or call, directly or indirectly, QUALCOMM's or its Affiliates' proprietary Position Location Technology (as defined below). As used in these BREW Pricing Terms, "Position Location Technology" means server software of QUALCOMM or its Affiliates that may be hosted or is otherwise used to provide position location determination data or assistance information to a wireless terminal or device.

7.2    Non-circumvention. Developer agrees not to enter into agreements with Carriers, Extension Developers, wireless device manufacturers or any third party in order to circumvent the payment of amounts due QUALCOMM or Developer's other obligations under the BREW Developer Agreement or these BREW Pricing Terms.

7.3    Reports and Audits. Developer will report to QUALCOMM the amount of any BREW and/or position location related revenue, other benefits or consideration received from Carriers, wireless device manufacturers, end users, or any third parties. QUALCOMM may, upon at least fifteen (15) business days prior written request, have an independent certified public accountant reasonably acceptable to Developer audit Developer's books and records which pertain to payments made hereunder. Such audits shall be at QUALCOMM's expense and may occur no more often than once per calendar year. Audits shall be conducted during normal business hours and shall be arranged so as not to interfere with the Developer's business activities. For the avoidance of doubt, the foregoing audit provisions shall not be deemed to supercede the express audit provisions (if any) contained in the BREW Developer Agreement.

[* * *]    Certain information on this page has been omitted an filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.    Payments by Carrier. Notwithstanding anything to the contrary in these BREW Pricing Terms or in the BREW Developer Agreement, upon QUALCOMM's notice to Developer, Developer agrees that payments to Developer for BREW Applications may be made directly by the Carrier. Such payment to be made in accordance with the Carrier's agreement with Developer, and not by QUALCOMM on behalf of the Carrier as provided above. QUALCOMM may charge Carriers amounts for services provided by QUALCOMM or as otherwise agreed to by QUALCOMM and each Carrier, and Developer acknowledges that Developer will not be entitled to any such additional amounts.

9.    Confidentiality. Developer acknowledges and agrees that these BREW Pricing Terms (as amended from time to time by QUALCOMM) are the confidential and proprietary information of QUALCOMM and are subject to the confidentiality and non-disclosure terms in the BREW Developer Agreement.)

10.    Carrier/Developer License Agreement. Developer agrees that, unless otherwise agreed between Developer and a Carrier, the terms in the Carrier/Developer License Agreement shall govern the relationship between each Carrier and Developer, and that each Carrier who has similarly agreed that the Carrier/Developer License Agreement governs such relationship shall be an intended third party beneficiary of this Section 10.

Please print these BREW Pricing Terms for your records.

        NOTE: This is a sample form. You will be asked to complete this form electronically as part of the application submittal process. Do not fill this hardcopy form out.

EXPORT QUESTIONNAIRE

Product	Name:	QUALCOMM Class ID No.

Contact Name:		Phone Number:

Company Name:		Email Address

Product Description

Does your product contain encryption or perform cryptographic functions? (Circle)		Yes	No

Complete the remaining information only if your product contains encryption or performs cryptographic functions.
If you answered no to the above question, please sign and return this form to QUALCOMM as instructed below.
ENCRYPTION QUESTIONNAIRE

Describe all symmetric and asymmetric algorithms and how the algorithms are used in the software:

Is this software not user-accessible and is it limited to or specially designed for any the following functions (select Yes or No):

Yes	No
☐		Execution of copy-protected software,
☐		Copy-protected read-only media
☐		Information stored in encrypted form on media where the media is offered for sale in identical sets to the public,
☐		One-time encryption of copyright protected audio or video data,
☐		Authentication or digital signatures,
☐		Fixed data compression or coding techniques, or
☐		Banking or money transactions.

If the encryption is not limited to any of the above functions (if you answered no to all of the above questions), please complete the Export Classification information below or complete the two page Commodity Classification Encryption Questionnaire. If you have obtained the commodity classification from the U.S. government, please fill out the export classification information below.

Export Classification Information (if applicable or known)	ECCN:	License Exception:	CCATS#:	CCATS Date:

Was this encryption product granted RETAIL status by the U.S. Department of Commerce? (circle one)
* If applicable, send a fax copy of the CCATS classification to (858) 651-1767 along with this completed form.				YES	NO	NA

I hereby certify that the above information is correct.

Print Name	Signature

Title	Date

Please return the completed form by fax to (858) 651-1767 or by email to qcel@qualcomm.com.

        NOTE: This is a sample form. You will be asked to complete this form electronically as part of the application submittal process. Do not fill this hardcopy form out.

COMMODITY CLASSIFICATION—ENCRYPTION QUESTIONNAIRE

The U.S. Governments Bureau of Industry and Security regulates exports of products and technology, including software offered for download outside the U.S. To determine the export requirements of your software application, the technical characteristics of the software must be reviewed against U.S. government guidelines. The below information is required to determine which export requirements may apply to your BREW application.

1.	List the symmetric and asymmetric encryption algorithms and key lengths and also describe how the algorithms are used (e.g., 56-bit DES, 168-bit 3DES, 128-bit RC4, 448-bit Blowfish, etc). Specify which encryption modes are supported (e.g., cipher feedback mode or cipher block chaining mode.):

Symmetric Algorithms

	Name of Algorithm	Maximum Key Length	Mode(s)	Use

Asymmetric Algorithms

	Name of Algorithm	Maximum Modulus Size	Use

	Hash Algorithms (list names)		Use

2.	State the key management algorithms and any key management protocols not listed above, including modulus sizes, which are supported (e.g., 512-bit RSA, 1024-bit Diffie-Hellman):

Explain how the application uses these algorithms and protocols.

3.	If using a proprietary algorithm not widely available, include a textual description of the algorithm. Attach the source code for review by the U.S. Government.

4.	Describe any pre-processing methods (e.g., data compression [LZS, Deflate, etc.] or data interleaving) that are applied to the plain text data prior to encryption.

Describe any post-processing methods (e.g., packetization, encapsulation) that are applied to the cipher text data after encryption:

6.	List the communication protocols (e.g., X.25, Telnet or TOP) and encryption protocols (e.g., SSL, IPSEC, or PKCS standards) that are supported:

Describe these protocols and explain how the application uses them: Attach the source code for review by the U.S. Government if the protocols are not widely available.

7.	Does this software contain a general application programming interface (e.g., one that accepts either a cryptographic or non-cryptographic interface but does not itself maintain any cryptographic functionality)?
Yes ☐ No ☐ If Yes, describe and identify which are for internal (private) use and which are external (public) use:

8.	Identify the third party libraries or other sources for the encryption functionality below:

	Library	Manufacturer	Static or Dynamic

9.	For commodities or software using Java byte code, describe the techniques that are used to protect against decompilation and misuse.

10.	Explain how the product precludes user modification of the encryption algorithms, key management and key space.

11.	Check all that apply to this product Can the cryptographic functionality be easily changed by the user? Yes ☐ No ☐

Does the product require substantial support for installation or use (beyond phone support, e.g. requiring a service contract). Yes ☐ No ☐

Has the cryptographic functionality been modified or customized to customer specification. Yes ☐ No ☐

12.	You must certify that the application does not implement an open cryptographic interface (OCI). An OCI provides end users with the ability to plug in encryption functionality of their choice. Applications implementing an OCI are not eligible for download via the BREW platform.

☐ I certify that this software application does not contain an open cryptographic interface.

I hereby certify that the above information is correct.

BREW END USER LICENSE AGREEMENT

        BY INSTALLING OR USING THIS BREW APPLICATION ("APPLICATION") YOU ARE AGREEING TO BE BOUND BY ALL OF THE TERMS SET FORTH BELOW. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, DO NOT INSTALL OR USE THE APPLICATION.

        Limited License.    The developer of the Application ("Developer") hereby grants to you a non-exclusive limited license to install the object code version of the Application on one wireless communication device and to use the Application on such device. All rights not expressly granted are reserved by the Developer. The term Application includes any software that is provided to you at the same time the Application is provided to you, or that is used in connection with the Application.

        Restrictions.    You agree not to reproduce, modify or distribute the Application or other software included in your wireless device ("Other Software"). Subject to applicable law, you agree not to decompile or reverse engineer the Application or the Other Software. You agree not to (i) remove any copyright or other proprietary notice from the Application or the Other Software, or (ii) sublicense or transfer the Application or the Other Software to a third party.

        Ownership.    You agree that the Developer and its licensors retain all right, title and interest in and to the Application and all copies of the Application, including all copyrights therein. You agree to erase an Application from your wireless device upon receipt of notice.

        Termination.    This Agreement shall terminate immediately, without notice, if you fail to comply with any material term of this Agreement. Upon termination you agree to immediately erase the Application from your wireless device.

        Disclaimer of Warranty.    THE APPLICATION IS LICENSED TO YOU "AS IS." DEVELOPER AND ITS LICENSORS DISCLAIM ANY AND ALL WARRANTIES REGARDING THE APPLICATION, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. DEVELOPER DOES NOT WARRANT THAT THE OPERATION OF THE APPLICATION WILL BE UNINTERRUPTED OR ERROR FREE. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY OR MAY BE LIMITED.

        Limitation of Liability.    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL THE DEVELOPER OR ITS LICENSORS BE LIABLE FOR ANY CONSEQUENTIAL SPECIAL INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND ARISING OUT OF THE USE OF THE APPLICATION (INCLUDING BUT NOT LIMITED TO LOST DATA OR LOST PROFITS), EVEN IF THE DEVELOPER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL THE DEVELOPER'S LIABILITY FOR ANY CLAIM, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY OF LIABILITY, EXCEED THE FEE PAID BY YOU. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY OR MAY BE LIMITED.

        Export.    The Application is subject to the export control laws and regulations of the United States and other jurisdictions. You agree to comply with all such laws and regulations.

        U.S. Government End Users.    This section only applies to the U.S. Government or if you are or are acting on behalf of an agency or instrumentality of the U.S. Government. The Application is "commercial computer software" developed exclusively at private expense. Pursuant to FAR 12.212 or DFARS 227 7202 and their successors, as applicable, use, reproduction and disclosure of the Application is governed by the terms of this Agreement.

        Miscellaneous.    This Agreement is governed by the laws of the State of California, USA, without regard to California's conflict of law principles. The United Nations Convention on Contracts for the Sale of International Goods does not apply to this Agreement. If any provision hereof is held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to the minimum extent necessary to make it legal, valid and enforceable, and the legality, validity and enforceability of all other provisions of this Agreement shall not be affected thereby. This Agreement constitutes the entire agreement between you and the Developer regarding its subject matter and supersedes any prior agreement, whether written or oral, relating to the subject matter of this Agreement. No modification or alteration of this Agreement will be valid except in writing signed by you and the Developer.

CARRIER/DEVELOPER LICENSE AGREEMENT

        Capitalized terms used herein shall have the same meaning ascribed to them in the BREW Developer Agreement between QUALCOMM and the Developer. The terms of this Carrier/Developer License Agreement shall apply unless Developer and the applicable Carrier enter into a separate written agreement.

1.    License Grant.

1.1    Grant of License to BREW Software. Subject to this CDLA, Developer hereby grants to Carrier a worldwide, assignable, non-exclusive license to: (i) to reproduce and include each BREW Application and related documentation developed by Developer in the Carrier Catalog in object code format only; and (ii) to distribute through multiple tiers of distribution to Carrier's end user subscribers ("End Users") an unlimited number of copies of such BREW Applications in object code form only and such documentation. With respect to each BREW Application, the foregoing license shall commence on the date the BREW Applications is downloaded into the Carrier Catalog and will terminate on the earlier of (a) the date the BREW Application is removed from the Carrier Catalog, or (b) the date of termination of this CDLA; Any such termination shall not terminate an End User's right to continue to use a BREW Application downloaded by the End User prior to such termination. All rights not granted in this CDLA are hereby reserved by Developer and its licensors.

1.2    License Restrictions. Except to the extent permitted by this CDLA or by applicable law, Carrier agrees (i) it will not otherwise distribute BREW Applications; (ii) it will not modify, reverse assemble, decompile or reverse engineer a BREW Application, and (iii) it will not remove, efface or obscure any copyright notices, logos or other proprietary notices or legends included in a BREW Application.

2.    Removal of a BREW Application from the Carrier Catalog.

2.1    Developer's Requested Removal of a BREW Application from the Carrier Catalog. Carrier will remove a BREW Application from the Carrier Catalog within thirty (30) days after receipt of Developer's written request.

2.2    Carrier's Removal of a BREW Application from the Carrier Catalog. Subject to the terms in the BREW Carrier Agreement, the Carrier may remove a BREW Application from the Carrier Catalog at any time and for any reason in the Carrier's sole discretion. Developer acknowledges that Carrier's removal of a BREW Application from the Carrier Catalog does not terminate the rights or licenses of End Users who obtained such BREW Application from Carrier prior to the date of removal.

3.    BREW Extensions. For purposes of Section 1 (License Grant) and Section 2 (Removal of BREW Applications from the Carrier Catalog) the term "BREW Application" includes any BREW Extensions used, accessed or called by a BREW Application.

4.    The DAP.

4.1    DAP Negotiation. Developer and Carrier may choose, from time to time, to discuss and negotiate a new price for a particular BREW Application that will apply only to Carrier. If Developer/QUALCOMM and Carrier negotiate an alternate price for a BREW Application, Developer/QUALCOMM will submit an alternate pricing template for the BREW Application.

4.2    No Fees. No payments shall be made by either Developer or Carrier to the other under this Carrier/Developer License Agreement, or for any use or development of BREW Applications.

5.    Ownership. Subject to the licenses granted in this CDLA and the End User License Agreement, Developer and its licensors are and will remain the owner of all right, title and interest in and to each BREW Application and BREW Extension, including all Intellectual Property Rights therein.

6.    Representations and Warranties.

6.1    No Viruses. Developer represents and warrants to Carrier that each BREW Application developed by Developer will be free from (i) viruses and code that might disrupt, disable, harm, erase the memory of, or otherwise impede the operation, features or functions of any software, firmware, hardware, wireless device, computer system or' network, or (ii) code that would permit Developer or any third party to access the BREW Application to cause the disablement or impairment of the BREW Application or a BREW Device. In the event of a breach of the foregoing warranty, Developer will be liable and responsible for all losses, costs, expenses and damages, including, without limitation, the cost of recalling BREW Devices.

6.2    BREW Application Warranty. Each BREW Application will be deemed accepted by Carrier at the time it is downloaded by the Carrier from QUALCOMM. Developer warrants to Carrier, for a period of thirty (30) days after Carrier downloads a copy of a BREW Application from QUALCOMM, that the BREW Application will perform substantially in accordance with the applicable documentation. In the event of a breach of this warranty, Carrier must provide written notice to Developer within the warranty period and Developer will, after receipt of such notice (i) repair the BREW Application, (ii) replace the BREW Application with a BREW Application which conforms to the foregoing warranty, or (iii) terminate this CDLA with respect to the BREW Application. THE FOREGOING WILL BE CARRIER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A BREACH OF THE FOREGOING WARRANTY. Developer does not warrant that the operation of a BREW Application will be uninterrupted or error free.

7.    DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS CDLA, NEITHER DEVELOPER, ITS LICENSORS NOR CARRIER MAKE ANY OTHER WARRANTIES, EXPRESS OR IMPLIED. EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

8.    Indemnification.

8.1    Indemnification. Developer hereby agrees to defend, indemnify and hold harmless Carrier and its End Users (each, an "Indemnified Party") against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred or to be incurred by an Indemnified Party (including reasonable attorney fees) arising out of, resulting from or related to (i) a breach of any representation or warranty under this CDLA or (ii) any use, reproduction or distribution of a BREW Application or

BREW Application documentation developed by Developer which causes an infringement of any patent, copyright, trademark, trade secret, or other property rights of any third parties arising in any jurisdiction throughout the world. Carrier agrees to provide Developer with written notice of any third party claim subject to indemnification, allowing Developer to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however that the Carrier may participate in the defense of a claim at its own expense. Any disposition or settlement that imposes any liability on or affects the rights of Carrier will require the Carrier's written consent.

8.2    Limited Remedies. If Developer determines that a BREW Application becomes, or is likely to become, the subject of an infringement claim or action, Developer may at its sole option: (i) procure, at no cost to Carrier, the right to continue distributing such BREW Application, or portion thereof, as applicable; (ii) replace or modify the BREW Application, or portion therefor, as applicable to render it non-infringing, provided there is no material loss of functionality; or (iii) if, in Developer's reasonable opinion, neither (i) nor (ii) above are commercially feasible, (a) Carrier shall immediately remove the BREW Application from the Carrier Catalog upon Developer's written request; and (b) Developer may terminate this CDLA for such BREW Application.

8.3    Exceptions. Developer will have no liability under this Section 8 (Indemnification) for any claim or action where: (i) such claim or action would have been avoided but for modifications of a BREW Application, or any portion thereof, made by Carrier or a third party; (ii) such claim or action would have been avoided but for the combination or use of the BREW Application, or any portion thereof, with other products, processes or materials not supplied by Developer; (iii) such claim or action would have been avoided but for Carrier's failure to implement the infringement remedy of removal as requested, if at all, by Developer under Section 8.2 (Limited Remedies); or (iv) Carrier's use of the BREW Application, or any portion thereof, is not in compliance with the terms of this CDLA and such claim would have been avoided but for such noncompliance.

8.4    Sole Remedy. The obligations and remedies set forth in this Section 8 (Indemnification) shall be the sole and exclusive remedies of Carrier for the infringement of third-party rights by a BREW Application.

9.    Liability Limitations.

9.1    No Consequential Damages. EXCEPT FOR THE OBLIGATIONS AND LIABILITIES ARISING UNDER SECTION 8 (INDEMNIFICATION) OR A BREACH OF SECTION 1.2 (LICENSE RESTRICTIONS), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN ANY MANNER, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHER THEORY, FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL EXEMPLARY, PUNITIVE, STATUTORY OR SPECIAL DAMAGES, INCLUDING LOST PROFITS AND LOSS OF DATA, REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF OR WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

9.2    Limit on Liability. EXCEPT FOR THE OBLIGATIONS AND LIABILITIES ARISING UNDER SECTION 8 (INDEMNIFICATION) OR A BREACH OF SECTION 1.2 (LICENSE RESTRICTIONS), IN NO EVENT SHALL THE TOTAL, CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY REGARDING ANY AND ALL CLAIMS AND CAUSES OF ACTION, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED THE AMOUNTS RECEIVED BY DEVELOPER FOR THE DEVELOPER'S BREW APPLICATIONS DISTRIBUTED BY CARRIER TO END USERS.

        THE LIMITATIONS SET FORTH IN THIS SECTION 9 (LIABILITY LIMITATIONS) SHALL BE DEEMED TO APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW

AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES SET FORTH IN THIS CARRIER/DEVELOPER LICENSE AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE FOREGOING LIMITATIONS IN THIS SECTION 9 (LIABILITY LIMITATIONS) ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

10.    Term and Termination.

10.1    Term. This CDLA will become in effect on the date Carrier downloads a BREW Application developed by Developer from the BREW Catalog and will remain in effect until terminated as provided in this CDLA.

10.2    Termination. Either party may terminate this CDLA, with or without cause, upon thirty (30) days prior written notice to the other party. Upon termination of this CDLA, Carrier agrees (i) to remove from the Carrier Catalog all BREW Applications developed by Developer; and (ii) to cease permitting End Users (or any other person) from downloading BREW Applications from the Carrier Catalog. Developer acknowledges that the termination of this CDLA does not terminate the rights or licenses of End Users who obtained a BREW Application from Carrier prior to the date of termination of this CDLA.

10.3    Survival. Upon any termination or expiration of this CDLA, the following provisions will survive any such termination or expiration: Sections titled ("Ownership"), ("Indemnification"), ("Liability Limitations"), ("Term and Termination"), and ("General").

11.    General.

11.1    Relationship of Parties. Developer and Carrier are independent contractors and this CDLA shall not establish any relationship of partnership, joint venture, employment, franchise, or agency between Developer and Carrier. Neither Developer nor Carrier shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

11.2    Export Control Compliance. Carrier agrees that it will not export or re-export a BREW Application, or any portion of thereof, in any form in violation of the laws and regulations of the United States or any other jurisdiction or country without the appropriate United States and foreign government export or import licenses or other official authorization.

11.3    Assignment. Developer and Carrier may assign this CDLA in whole without the consent of the other. This CDLA will bind and inure to the benefit of the respective successors and permitted assigns of Developer or Carrier.

11.4    Entire Agreement and Amendment. This CDLA completely and exclusively states the agreement between Developer and Carrier regarding its subject matter. This CDLA supersedes and govern all prior or contemporaneous understandings, representations, agreements, or other communications between Developer and Carrier, oral or written, regarding such subject matter.

BREW EXTENSION LICENSE AGREEMENT

        Capitalized terms used herein shall have the same meaning ascribed to them in the BREW Extension Developer Agreement between QUALCOMM and Extension Developer. The terms of this BREW Extension License Agreement shall apply unless Extension Developer and the applicable developer of BREW Applications (the "Application Developer") enter into a separate written agreement.

1.    License Grant and Restrictions.

1.1    Grant of License to BREW Extensions. Subject to this BREW Extension License Agreement, Extension Developer hereby grants to each developer of BREW Applications ("Application Developer") a worldwide, assignable, non-exclusive license to: (i) to use and reproduce each BREW Extension and Windows Version of such BREW Extension, in object code form only, for the purpose of developing one or more BREW Applications; (ii) to reproduce arid provide each BREW Extension to QUALCOMM for distribution by Application Developer to Carriers and wireless device manufacturers in connection with the distribution of the applicable BREW Applications to such Carriers or wireless device manufacturers, (iii) sublicense to each such Carrier the non-exclusive right to reproduce the BREW Extension in the Carrier's Catalog and to distribute the BREW Extension to the Carrier's end user subscribers ("End Users") in connection with the distribution of BREW Applications to the End Users, and (iv) sublicense to each wireless device manufacturer the non-exclusive right to reproduce and pre-load the BREW Extension on BREW Devices for use with the applicable BREW Applications, and to distribute the BREW Extension in connection with the distribution of such BREW Devices. With respect to each BREW Extension, the foregoing license shall commence on the earliest date that the BREW Extension or Windows Version is downloaded by Application Developer, and will terminate on the date of termination of this BREW Extension License Agreement. Any such termination shall not terminate an End User's right to continue to use any BREW Application that uses such BREW Extension that was pre-loaded by a wireless device manufacturer or downloaded by the End User prior to such termination. All rights not granted in this BREW Extension License Agreement are hereby reserved by Extension Developer and its licensors.

1.2    License Restrictions. Except to the extent permitted by this BREW Extension License Agreement or by applicable law, Application Developer agrees that it will not (i) otherwise distribute BREW Extensions; (ii) modify, reverse assemble, decompile or reverse engineer a BREW Extension, and/or (iii) remove, efface or obscure any copyright notices, logos or other proprietary notices or legends included in a BREW Extension.

2.    Pricing. Application Developer acknowledges that Extension Developer has established one or more pricing plans (the "E-DAP") applicable to each BREW Extension offered by Extension Developer. Extension Developer shall have the right to revise the E-DAP from time to time, and such revisions will be effective six (6) months after posting by QUALCOMM on the Extensions portion of QUALCOMM's Developer Extranet. The parties agree that after the effective date of such revised pricing, such revised pricing shall apply to all applicable BREW Applications that are thereafter submitted for TRUE BREW Testing, or are thereafter re-priced by Application Developer. No payments shall be made by either Extension Developer or Application Developer to the other under this Extension License Agreement, or for any use or development of BREW Extensions.

3.    Ownership. Subject to the licenses and sublicense rights granted in this BREW Extension License Agreement, Extension Developer and its licensors are and will remain the owners of all right, title and interest in and to each BREW Extension, including all intellectual property rights therein.

4.    Representations and Warranties.

4.1    No Viruses. Extension Developer represents and warrants to Application Developer that each BREW Extension developed by Extension Developer will be free from (i) viruses and code that might disrupt, disable, harm, erase the memory of, or otherwise impede the operation, features or functions of any software, firmware, hardware, wireless device, computer system or network, or (ii) code that would permit Extension Developer or any third party to access the BREW Extension to cause the disablement or impairment of the BREW Extension or a BREW Device. In the event of a breach of the foregoing warranty, Extension Developer will be liable and responsible for all losses, costs, expenses and damages, including, without limitation, the cost of recalling BREW Devices.

4.2    BREW Extension Warranty. Each BREW Extension will be deemed accepted by Application Developer at the time it is downloaded by the Application Developer from QUALCOMM. Extension Developer warrants to Application Developer, for a period of thirty (30) days after Application Developer downloads a copy of a BREW Extension from QUALCOMM, that the BREW Extension will perform substantially in accordance with the applicable documentation. In the event of a breach of this warranty, Application Developer must provide written notice to Extension Developer within the warranty period and Extension Developer will, after receipt of such notice (i) repair the BREW Extension, (ii) replace the BREW Extension with a BREW Extension which conforms to the foregoing warranty, or (iii) terminate this BREW Extension License Agreement with respect to the BREW Extension. THE FOREGOING WILL BE APPLICATION DEVELOPER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A BREACH OF THE FOREGOING WARRANTY. EXTENSION DEVELOPER DOES NOT WARRANT THAT THE OPERATION OF A BREW EXTENSION WILL BE UNINTERRUPTED OR ERROR FREE.

5.    DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS BREW EXTENSION LICENSE AGREEMENT, NEITHER EXTENSION DEVELOPER, ITS LICENSORS NOR APPLICATION DEVELOPER MAKE ANY OTHER WARRANTIES, EXPRESS OR IMPLIED. EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

6.    Indemnification.

6.1    Indemnification. Extension Developer hereby agrees to defend, indemnify and hold harmless Application Developer and its End Users (each, an "Indemnified Party") against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred or to be incurred by an Indemnified Party (including reasonable attorney fees) arising out of, resulting from or related to (i) a breach of any representation or warranty under this BREW Extension License Agreement or (ii) any use, reproduction or distribution of a BREW Extension or BREW Extension documentation developed by Extension Developer which causes an infringement of any patent, copyright, trademark, trade secret, or other property rights of any third parties arising in any jurisdiction throughout the world. Application Developer agrees to provide Extension Developer with written notice of any third party claim subject to indemnification, allowing Extension Developer to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however that the Application Developer may participate in the defense of a claim at its own expense. Any disposition or settlement that imposes any liability on or affects the rights of Application Developer will require the Application Developer's written consent.

6.2    Limited Remedies. If Extension Developer determines that a BREW Extension has become, or is likely to become, the subject of an infringement claim or action, Extension Developer may at its sole option: (i) procure, at no cost to Application Developer, the right to continue distributing such BREW Extension, or portion thereof, as applicable; (ii) replace or modify the BREW Extension, or portion thereof, as applicable to render it non-infringing, provided there is no material loss of functionality; or (iii) if, in Extension Developer's reasonable opinion, neither (i) nor (ii) above are commercially feasible, (a) Application Developer shall immediately remove the BREW Extension from the Carrier Catalog upon Extension Developer's written request; and (b) Extension Developer may terminate this BREW Extension License Agreement for such BREW Extension.

6.3    Exceptions. Extension Developer will have no liability under this Section 6 (Indemnification) for any claim or action where: (i) such claim or action would have been avoided but for modifications of a BREW Extension, or any portion thereof, made by Application Developer or a third party; (ii) such claim or action would have been avoided but for the combination or use of the BREW Extension, or any portion thereof, with other products, processes or materials not supplied by Extension Developer; (iii) such claim or action would have been avoided but for Application Developer's failure to implement the infringement remedy of removal as requested, if at all, by Extension Developer under Section 6.2 (Limited Remedies); or (iv) Application Developer's use of the BREW Extension, or any portion thereof, is not in compliance with the terms of this BREW Extension License Agreement and such claim would have been avoided but for such non-compliance.

6.4    Sole Remedy. The obligations and remedies set forth in this Section 6 (Indemnification) shall be the sole and exclusive remedies of Application Developer for the infringement of third-party rights by a BREW Extension.

7.    Liability Limitations.

7.1    No Consequential Damages. EXCEPT FOR THE OBLIGATIONS AND LIABILITIES ARISING UNDER SECTION 6 (INDEMNIFICATION) OR A BREACH OF SECTION 1.2 (LICENSE RESTRICTIONS), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN ANY MANNER, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHER THEORY, FOR ANY INDIRECT, CONSEQUENTIAL INCIDENTAL EXEMPLARY, PUNITIVE. STATUTORY OR SPECIAL DAMAGES, INCLUDING LOST PROFITS AND LOSS OF DATA, REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF OR WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

7.2    Limit on Liability. EXCEPT FOR THE OBLIGATIONS AND LIABILITIES ARISING UNDER SECTION 6 (INDEMNIFICATION) OR A BREACH OF SECTION 1.2 (LICENSE RESTRICTIONS), IN NO EVENT SHALL THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY REGARDING ANY AND ALL CLAIMS AND CAUSES OF ACTION, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED THE AMOUNTS RECEIVED BY EXTENSION DEVELOPER FOR EXTENSION DEVELOPER'S BREW EXTENSIONS DISTRIBUTED BY APPLICATION DEVELOPER TO END USERS. THE LIMITATIONS SET FORTH IN THIS SECTION 7 (LIABILITY LIMITATIONS) SHALL BE DEEMED TO APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES SET FORTH IN THIS BREW EXTENSION LICENSE AGREEMENT.

        THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE FOREGOING LIMITATIONS IN THIS SECTION 7 (LIABILITY LIMITATIONS) ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

8.    Term and Termination.

8.1    Term. This BREW Extension License Agreement will become effective on the date Application Developer downloads a BREW Extension developed by Extension Developer from the BREW Catalog and will remain in effect until terminated as provided in this BREW Extension License Agreement.

8.2    Termination. Application Developer may terminate this BREW Extension License Agreement, with or without cause and without notice to Extension Developer, by ceasing all use of each BREW Extension. Extension Developer has the right, based upon reasonable cause and upon not less than thirty (30) days prior written notice to Application Developer, to (i) terminate this Agreement and all licenses granted under this Extension License Agreement, and/or (ii) to request the termination of all use of a BREW Extension by Application Developer. For purposes of the foregoing, "reasonable cause" means Extension Developer's determination that the BREW Extension (a) violates any right, including any intellectual property right, of any party as more particularly described in Section 6 (Indemnification); (b) violates any applicable law or governmental regulation, or (c) subjects Extension Developer, Application Developer or any third party to unreasonable risk of harm or other liability as a result of a breach of Extension Developer's warranties made under this Agreement. Upon termination of this BREW Extension License Agreement, Application Developer agrees to remove from the BREW Catalog all BREW Applications developed by Application Developer that use, access or call to each BREW Extension licensed under this BREW Extension License Agreement. Extension Developer acknowledges that the termination of this BREW Extension License Agreement does not terminate the rights or licenses of End Users who obtained a BREW Application from Application Developer that uses, accesses or calls to a BREW Extension prior to the date of termination of this BREW Extension License Agreement. and does not otherwise affect each party's equitable and legal remedies for any breach of this Agreement.

8.3    Survival. Sections 3 (Ownership). 4 (Representations and Warranties), 5 (Disclaimer), 6 (Indemnification), 7 (Liability Limitations), 8 (Term and Termination) and 9 (General) will survive any termination or expiration of this BREW Extension License Agreement.

9.    General.

9.1    Relationship of Parties. Extension Developer and Application Developer are independent contractors and this BREW Extension License Agreement shall not establish any relationship of partnership, joint venture, employment, franchise, or agency between Extension Developer and Application Developer. Neither Extension Developer nor Application Developer shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

10.    Export Control Compliance. Application Developer agrees that it will not export or re-export a BREW Extension, or any portion of thereof, in any form in violation of the laws and regulations of the United States or any other jurisdiction or country without the appropriate United States and foreign government export or import licenses or other official authorization.

10.1    Assignment. Extension Developer and Application Developer may assign this BREW Extension License Agreement in whole without the consent of the other. This BREW Extension License Agreement will bind and inure to the benefit of the respective successors and permitted assigns of Extension Developer or Application Developer.

10.2    Entire Agreement and Amendment. This BREW Extension License Agreement completely and exclusively states the agreement between Extension Developer and Application Developer regarding its subject matter. This BREW Extension License Agreement supersedes and govern all prior or contemporaneous understandings, representations, agreements, or other communications between Extension Developer and Application Developer, oral or written, regarding such subject matter.

EXHIBIT B

BREW Alliance Program

        During the term of the Agreement between QUALCOMM and Publisher, Publisher shall have the right to participate in the enhanced BREW Alliance Program described below:

[* * *]

Program Benefits

        Publisher shall be entitled to the benefits of the ELITE BREW Alliance Program level, as more particularly described on QUALCOMM's website located at URL http://www.qualcomm.combrew/developer/developerbenefits.html, which benefits are subject to change by QUALCOMM from time to time. Publisher agrees that QUALCOMM may, in lieu of invoicing Publisher for the annual fee due QUALCOMM for the Program, reduce the amount QUALCOMM owes to Publisher with regard to the co-op marketing funds available to Publisher under the terms of the Program.

Usage of Trademarks

        In addition to the limited trademark license granted to Publisher under the Standard version of the BREW Alliance Program, as used in Section 7 of the Agreement, the term "BREW Logo" shall also include the applicable trademark chosen by Publisher as set forth above, subject to the usage terms and conditions set forth in the Agreement. QUALCOMM reserves the right to substitute other marks for the above trademarks upon notice to Publisher, and in such event Publisher agrees to immediately discontinue use of its selected mark and begin use of the substitute mark, which thereafter shall be considered a "BREW Logo" as set forth above.

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BREW™ PUBLISHER AGREEMENT